Exhibit 99.1

FOR RELEASE ON OR AFTER: February 2, 2015

CONTACT:	John Perino, VP Investor Relations
608-361-7501
john.perino@regalbeloit.com

REGAL BELOIT CLOSES POWER TRANSMISSION SOLUTIONS ACQUISITION

February 2, 2015 (Beloit, WI): Regal Beloit Corporation (NYSE: RBC) today announced the closing of the acquisition of the Power Transmission Solutions business (PTS) from Emerson (NYSE:EMR) effective January 30, 2015.

Additional information regarding the financial impact of the closing on 2015 guidance will be provided at Regal’s previously scheduled quarterly conference call at 9:00 AM CST (10:00 AM EST) on Tuesday, February 17, 2015. Individuals who would like to participate by phone should dial 888-317-6003 and enter 3880424 when prompted. International callers should dial 412-317-6061 and enter 3880424 when prompted. To view the presentation during the call, please follow this link to Regal’s Investors page: http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-presentations.

To listen to the live audio and view the presentation via the internet, please go to: http://www.videonewswire.com/event.asp?id=101366.

A telephone replay of the call will be available through May 18, 2015, at 877-344-7529, conference ID 10058928. International callers should call 412-317-0088 using the same conference ID. A webcast replay will be available until May 18, 2015, and can be accessed at http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-calendarPast or at
http://www.videonewswire.com/event.asp?id=101366.

Regal Beloit Corporation is a leading manufacturer of electric motors, electrical motion controls, power generation and power transmission products serving markets throughout the world. Regal is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia. Regal’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

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